SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 0)

Filed by the Registrant ☒

Filed by party other than the registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

REAL ESTATE REFERRAL CENTER, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: _____________________________

(2)	Aggregate number of securities to which transaction applies: _____________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________________________

(4)	Proposed maximum aggregate value of transaction: ____________________________________

(5)	Total fee paid: ___________________________________

☐	Fee paid previously with preliminary materials: ______________________

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: __________________________

(2)	Form, Schedule or Registration Statement No.: ____________________________

(3)	Filing Party: ____________________________

(4)	Date Filed: __________________________

REAL ESTATE REFERRAL CENTER, INC.

12830 Hillcrest Rd., Suite 111

Dallas, TX 75230-1547

(972) 364-9060

NOTICE OF MAJORITY SHAREHOLDER ACTION

IN LIEU OF A SPECIAL MEETING OF SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE IS HEREBY GIVEN TO ALL SHAREHOLDERS THAT CERTAIN ACTIONS WILL BE TAKEN ON OR ABOUT MAY 22, 2009 IN LIEU OF A SPECIAL MEETING OF SHAREHOLDERS OF REAL ESTATE REFERRAL CENTER, INC., A NEVADA CORPORATION (THE “COMPANY”) TO AUTHORIZE AND APPROVE THE FOLLOWING:

1.	The new business operations of the Company as further described herein,

2.	A name change from Real Estate Referral Center, Inc. to Gold Bag, Inc., and

3.	A forward split of the Company’s outstanding shares of Common Stock on a 10:1 basis while maintaining the current number of authorized shares of Common Stock (100,000,000 shares) and the current par value per share ($0.00001).

Only shareholders of record as of May 1, 2009 are entitled to receive this Notice.

By order of the Board of Directors

Lance Ayers

President and Secretary

Dated: May 1, 2009

REAL ESTATE REFERRAL CENTER, INC.

12830 Hillcrest Rd., Suite 111

Dallas, TX 75230-1547

(972) 364-9060

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) is being mailed on or about May 1, 2009 to the holders of record at the close of business on May 1, 2009, of the common stock, $0.00001 par value per share (the “Common Stock”) of Real Estate Referral Center, Inc. (the “Company”), to give notice of certain actions to be taken by the Company’s majority shareholder by written consent to authorize and approve those actions, as follows:

1.	The new business operations of the Company as further described herein,

2.	A name change from Real Estate Referral Center, Inc. to Gold Bag, Inc., and

3.	A forward split of the Company’s outstanding shares of Common Stock on a 10:1 basis while maintaining the current number of authorized shares of Common Stock (100,000,000 shares) and the current par value per share ($0.00001).

The sole member of the Company’s Board of Directors is also the Company’s largest shareholder with voting authority for 4,500,000 shares of Common Stock. These shareholdings represent approximately 64.62% of the total outstanding votes of all issued and outstanding Common Stock of the Company and are sufficient to take the proposed actions on or about May 22, 2009. Dissenting shareholders do not have any statutory appraisal rights because of the action taken. The sole member of the Company’s Board of Directors and the majority shareholder has indicated that he will execute a written consent in favor of the proposed actions on behalf of the shares of the Company that he owns and for which he has voting authority. The sole member of the Board of Directors does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

Section 78.320 of the Nevada Revised Statutes (the “Nevada Law”) provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 78.390 of the Nevada Revised Statutes, a majority of the outstanding voting shares of stock entitled to vote thereon is required to amend the Articles of Incorporation to change the name of the Company. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above actions as early as possible to accomplish the purposes of the Company as hereafter described, the sole member of the Board of Directors of the Company voted to utilize, and will in fact execute, a written consent as the holder of a majority of the voting power of the Company authorizing and approving these actions.

Pursuant to Section 78.370 of the Nevada Revised Statutes, the Company is required to provide notice of the proposed corporate actions to be taken without a meeting to the stockholders of record who have not consented in writing to such actions. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Nevada Law are afforded to the Company’s stockholders because of the approval of the proposed actions.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

INFORMATION RELATING TO THE COMPANY’S COMMON STOCK

The shares of Common Stock are the only class of voting securities of the Company outstanding. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of the shareholders. As of May 1, 2009, the Company had 6,964,000 shares of Common Stock issued and outstanding.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information concerning ownership of the Company’s securities by (i) each Director, (ii) each executive officer, (iii) all Directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than five percent of each class:

The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
Lance Ayers President, Secretary, Sole Director	4,500,000	64.62%
All Officers and Directors as a group (1 person)	4,500,000	64.62%

NEW BUSINESS OF THE COMPANY

The sole member of the Company’s Board of Directors and majority shareholder approved the new business operations of the Company. In April 2009, the Company moved its operations and changed its corporate address to 12830 Hillcrest Rd., Suite 111, Dallas, TX 75230-1547. The Company plans to change its name to Gold Bag, Inc. to reflect the Company’s new business. The principal business operations of the Company entails the purchase of unwanted or broken jewelry, or items containing precious metals, from the general public at a scrap value price. The Company will then refine the precious metals into pure form and sell it at market value. Customers can be any individual or entity worldwide for whom the Company will provide a fast and convenient solution to sell their unwanted items.

Customers will be solicited through direct marketing (primarily online and via television ads). A toll-free number and website will provide easy access to customers who want to sell their unwanted items. After they initiate an order, the Company will send them all the materials they need in order that they may return their items for processing. Upon receipt, each item will be appraised based on the quality and quantity of the metals, and if accepted, a check will be issued to the customer. If the customer cashes the check, the transaction will be completed. The precious metals will then be refined and sold. If the customer returns the check, the Company will return the item to the customer.

APPROVAL OF AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION

The sole member of the Company’s Board of Directors and majority shareholder who holds 64.62% of the Company’s Common Stock, has consented to and approved an amendment to the Company’s Articles of Incorporation to change the name from Real Estate Referral Center, Inc. to Gold Bag, Inc. to reflect the Company’s new business. The Company plans to file this amendment with the Nevada Secretary of State with an effective date on or after May 22, 2009.

TEN-FOR-ONE FORWARD SPLIT

The sole member of the Company’s Board of Directors and majority shareholder who holds 64.62% of the Company’s Common Stock, has consented to and approved a ten-for-one forward split of the Company’s 6,964,000 issued and outstanding shares of Common Stock (the “Forward Split”) while maintaining the current number of authorized shares of Common Stock (100,000,000 shares) and the current par value per share ($0.00001). The Company plans to effect the Forward Split on May 22, 2009, the Record Date for determining the shareholders entitled to receive the Forward Split shares, with a Pay Date of May 29, 2009.

As a result of the Forward Split, each share of Common Stock outstanding on the May 22, 2009 Record Date, will, without any action on the part of the holder thereof, become ten shares of Common Stock. This action will increase the number of shares of Common Stock that are outstanding while keeping the number of authorized shares and par value of such shares the same.

The Forward Split is subject to the approval of the Record Date and Pay Date by the Financial Industry Regulation Authority (FINRA). The Company has set May 22, 2009 as the Record Date for shareholders to receive shares under the Forward Split and have proposed a Pay Date of the additional shares to be May 29, 2009. On the Pay Date, the Company’s transfer agent will issue and mail to the shareholders of record as of May 22, 2009, nine additional shares of Common Stock for each share of Common Stock held, thereby effectuating a forward stock split on a 10:1 basis. Shareholders are not required to return or exchange their certificates for currently held shares of Common Stock.

Principal Effects of the Forward Split

The principal effects of the Forward Split will be as follows:

Based upon 6,964,000 shares of Common Stock outstanding on the Record Date, the Forward Split would increase the outstanding shares of Common Stock by 900% and 69,640,000 shares of Common Stock will then be outstanding. Consummation of the Forward Split will not result in a change in the relative equity position or voting power of the shareholders.

Fractional Shares

We will not issue fractional shares in connection with the Forward Split. No fractional shares will result from the Forward Split.

Appraisal Rights and Dissenters’ Rights

No appraisal rights or dissenters’ rights are available under Nevada Law or under our Articles of Incorporation or bylaws to any shareholder who dissents to the actions described in this Information Statement.

Purposes of the Forward Split

The Company’s shares are listed on Over-the-Counter Bulletin Board although there is currently a limited market for the shares. In effecting the Forward Split, the Company is attempting to enhance shareholder value and provide increased liquidity in the current trading market.

The Forward Split would increase the number of shares of Common Stock outstanding and available for trading while proportionally decreasing the amount of the price per share. As an example, if the Company had 6,964,000 shares outstanding at a trading price of $0.30 per share prior to the Forward Split, then it would have 69,640,000 shares outstanding at a trading price of $0.03 after the Forward Split.

The Forward Split will be effected simultaneously and the exchange ratio will be the same for all of our issued and outstanding shares of Common Stock. The Forward Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company. Fully paid and non-assessable Common Stock issued and outstanding prior to the Forward Split will remain fully paid and non-assessable after such split.

The Board of Directors believes that the Forward Split, as part of a larger plan of financing and recapitalization, is in the best interest of the Company and its shareholders.

Potential Risks of the Forward Split

The Company plans to provide information to brokers who may wish to trade shares of the Company’s Common Stock, pursuant to an effective registration under the Securities Act of 1933, as amended (the “Securities Act”) or an exemption if available from such registration. Whether or not such brokers would quote or trade the Company’s securities would depend on many factors, including the Company’s valuation, the percentage of securities owned by management, general market conditions, market acceptance of the Company’s business, the Company’s financial performance, the Company’s growth, profitability and price earnings ratio compared to similar companies, and other factors.

There can be no assurance that the price of our Common Stock will continue at a level in proportion to the increase in the number of outstanding shares resulting from the Forward Split and that the market price of the post-split Common Stock will be maintained. The market price of our Common Stock will also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the Forward Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would occur in the absence of a forward stock split.

Accounting Matters

The Forward Split will not affect the par value of our Common Stock. On the effective date of the Forward Split, the aggregate par value of the issued and outstanding shares of our Common Stock stated on our balance sheet will be increased and additional paid-in capital will be debited with the amount by which the aggregate par value of the outstanding shares of our Common Stock is increased. The net income or loss per share and net book value per share of our Common Stock will be decreased because there will be ten times the number of shares of our Common Stock outstanding.

Exchange of Certificate Not Required

On the Pay Date of May 29, 2009, each shareholder will automatically receive nine additional shares for each share of Common Stock they owned on May 22, 2009. No additional action on the part of the Company or any shareholder will be required in order to effect the Forward Split and the distribution of additional shares. Shareholders will NOT be requested to exchange their certificates held prior to the Forward Split.

No Action is Required

No other votes are necessary or required. The Company anticipates that the majority shareholder consent described herein will become effective on May 22, 2009.

Federal Income Tax Consequences of the Forward Split

The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

The receipt of the Common Stock following the effective date of the Forward Split will not generally result in a recognition of gain or loss to the shareholders. The aggregate adjusted tax basis of a shareholder in shares of the Common Stock will be the same as the aggregate adjusted tax basis of the shares of Common Stock held prior to the Forward Split, and the holding period of the Common Stock held prior to the Forward Split will include the holding period of the Common Stock held prior to the Forward Split. No gain or loss will be recognized by the Company as a result of the Forward Split.

APPROVAL REQUIRED

As discussed above, the Company’s sole Director holding voting authority for stock representing approximately 64.62% of the votes of the Company’s outstanding stock, has executed a written consent voting his shares in favor of the Forward Split, effective May 22, 2009. The sole Director does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

OTHER MATTERS

No other matters are covered by this Information Statement.

By Order of the Board of Directors

Lance Ayers

President and Secretary

May 1, 2009